Exhibit 10.39
NONQUALIFIED STOCK OPTION AWARD AGREEMENT
          THIS AGREEMENT (the “Award Agreement”), is made effective as of December __, 2010 (the “Date of Grant”), by and between Thermadyne Technologies Holdings, Inc. (formerly known as Razor Holdco Inc.), a Delaware corporation (the “Company”), and ___________ (the “Participant”). Capitalized terms not otherwise defined herein shall have the same meanings as in the Thermadyne Technologies Holdings, Inc. 2010 Equity Incentive Plan (the “Plan”).
R E C I T A L S:
          WHEREAS, the Company has adopted the Plan, which is incorporated herein by reference and made a part of this Award Agreement; and
          WHEREAS, the Committee has determined that it would be in the best interests of the Company and its stockholders to grant the option provided for herein to the Participant pursuant to the Plan and the terms set forth herein.
          NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:
     1. Grant of the Option. The Company hereby grants to the Participant the following Options on the terms and conditions hereinafter set forth:
          Tranche A Options: _____
          Tranche B Options: _____
          Tranche C Options: _____
          The Options are intended to be Nonqualified Stock Options.
     2. Option Price. The purchase price of the Shares subject to the (a) Tranche A Options shall be $10.00 per Share, (b) Tranche B Options shall be $30.00 per Share and (c) Tranche C Options shall be $50.00 per Share.
     3. Vesting and Forfeiture.
          (a) Option Vesting. The Options shall vest and be exercisable over the period beginning on the Closing Date in accordance with the following schedule: 20% of the total Options issued to the Participant pursuant to this Award Agreement shall vest on the first anniversary of the Closing Date. The remaining Options issued to the Participant (equal to 80% of the total amount of the Options issued to the Participant pursuant to this Award Agreement) shall vest in four (4) equal pro rata installments on each of the following dates: the second through fourth anniversaries of the Closing Date and ending on the fifth anniversary of the closing date. At any time, the portion of any Options which have become vested is hereinafter referred to as the “Vested Portion”.
          (b) Accelerated Vesting Upon a Realization Event. The Options shall, to the extent not then vested or forfeited and subject to the Participant’s continued Service upon consummation of a Realization Event become immediately and fully vested upon a Realization Event.
          (c) Forfeiture. Any unvested portion of the Options shall be forfeited upon the termination of the Participant’s Service for any reason. In the event the Participant’s Service is terminated for Cause, the Vested Portion of the Option shall also be forfeited upon such termination unless the Committee determines in its sole discretion to waive such forfeiture (in whole or in part), in which case such Options shall remain eligible for vesting in accordance with the terms of this Award Agreement.
     4. Period of Exercise. Subject to the provisions of the Plan and this Award Agreement, the Participant may exercise all or any part of the Vested Portion at any time prior to the earliest to occur of:
          (a) the tenth anniversary of the Date of Grant;
          (b) the date that is 90 days following termination of the Participant’s Service for any reason other than death or Cause;
          (c) the date that is 180 days following termination of the Participant’s Service due to death and
          (d) the date of termination of the Participant’s Service for Cause.
     5. Method of Exercise.
          (a) Subject to Section 4 hereof, the Vested Portion may be exercised by delivering to the Company at its principal office written notice of intent to so exercise in the form attached hereto as Exhibit A (such notice, a “Notice of Exercise”). Such Notice of Exercise shall be accompanied by payment in full of the aggregate Option Price for the Shares to be exercised. In the event the Option is being exercised by the Participant’s representative, the Notice of Exercise shall be accompanied by proof (satisfactory to the Committee) of the representative’s right to exercise the Option. The aggregate Option Price may be paid in cash, its equivalent (e.g., by cashiers check) or any other form of payment permitted by the Committee in accordance with Section 6.5 of the Plan. Neither the Participant nor the Participant’s representative shall have any rights to dividends or other rights of a stockholder with respect to Shares subject to an Option until the Participant has given a Notice of Exercise of the Option, paid in full for such Shares, been issued certificates in the Participant’s name representing such Shares and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan.
          (b) Upon exercise of the Option as to any of the Shares, the Company shall issue certificates in the Participant’s name for such Shares.
          (c) In the event of the Participant’s death, the Vested Portion shall be exercisable by the Participant’s executor or administrator, or the person or persons to whom the Participant’s rights under this Award Agreement shall pass by will or by the laws of descent and distribution as the case may be. Any heir or legatee of the Participant shall take rights herein granted subject to the terms and conditions of this Award Agreement and the Plan.
     6. No Right to Continued Service. The granting of the Option evidenced by this Award Agreement shall impose no obligation on the Company or any Subsidiary or Affiliate to continue the Service of the Participant and shall not lessen or affect any right that the Company or any Subsidiary or Affiliate may have to terminate the Service of the Participant.
     7. Shares Not Registered. Shares shall not be issued pursuant to this Award Agreement unless the issuance and delivery of such Shares comply with (or are exempt from) all applicable requirements of law, including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded. The Company shall not be obligated to file any registration statement under any applicable securities laws to permit the purchase or issuance of any Shares or any Awards under this Award Agreement, and accordingly any certificates for Shares or documents granting Awards may have an appropriate legend or statement of applicable restrictions endorsed thereon. If the Company deems it necessary to ensure that the issuance of Shares under this Award Agreement is not required to be registered under any applicable securities laws, the Participant shall deliver to the Company an agreement or certificate containing such representations, warranties and covenants as the Company may reasonably require.
     8. Transferability. Unless otherwise determined by the Committee, the Participant shall not be permitted to transfer or assign the Option except in the event of death and in accordance with Section 13.5 of the Plan.
     9. Adjustment of Option. Adjustments to the Options (or any Shares underlying the Option) shall be made in accordance with the terms of the Plan.
     10. Definitions. For purposes of this Award Agreement:
          “Cause” means with respect to the termination of employment of the Participant by the Company or any Subsidiary thereof (each, an “Employer”): (i) if the Participant is at the time of termination a party to an employment or retention agreement with an Employer thereof which defines such term, the meaning given therein, and (ii) in all other cases, the Participant’s: (A) continuing failure, for more than 15 days after the Employer’s written notice to the Participant thereof, by the Participant to perform such duties as are reasonably requested by the Employer as documented in writing to the Participant; (B) failure to observe material policies generally applicable to directors, employees and/or consultants of an Employer communicated to the Participant in writing unless such failure is capable of being cured and is cured within 15 days of the Participant receiving written notice of such failure; (C) commission of any act of fraud, theft or financial dishonesty with respect to an Employer or any criminal act involving moral turpitude or any felony; (D) violation of the material provisions of any employment, consulting, non-competition or confidentiality agreement with an Employer or any of its Affiliates unless such violation is capable of being cured and is cured within 15 days of the Participant receiving written notice of such violation; (E) chronic absenteeism; (F) abuse of alcohol or another controlled substance; or (G) failure to perform or adhere to the Code of Ethics adopted by the Board, as the same may be amended by the Board from time to time communicated to the Participant in writing.
          “Constructive Termination” has the meaning assigned to such term in Participant’s Employment Agreement or in the event Participant does not have an employment agreement, as determined by the Committee.

     11. Withholding. The Company shall have the power and the right to deduct or withhold automatically from any payment or Shares deliverable under this Award Agreement, or require the Participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Award Agreement. With respect to required withholding, the Participant may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction.
     12. Notices. Any notification required by the terms of this Award Agreement shall be given in writing and shall be deemed effective upon personal delivery or within 3 days of deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid. A notice shall be addressed to the Company, Attention: General Counsel, at its principal executive office and to the Participant at the address that he or she most recently provided to the Company.
     13. Entire Agreement. This Award Agreement, including Exhibit A attached hereto and the Plan constitute the entire agreement and understanding among the parties hereto in respect of the subject matter hereof and supersede all prior and contemporaneous arrangements, agreements and understandings, whether oral or written and whether express or implied, and whether in term sheets, presentations or otherwise, among the parties hereto, or between any of them, with respect to the subject matter hereof.
     14. Amendment; Waiver. No amendment or modification of any provision of this Award Agreement shall be effective unless signed in writing by or on behalf of the Company and the Participant, except that the Company may amend or modify the Award Agreement without the Participant’s consent in accordance with the provisions of the Plan. No waiver of any breach or condition of this Award Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.
     15. Successors and Assigns; No Third Party Beneficiaries. The provisions of this Award Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Participant, and the Participant’s heirs, successors, legal representatives and permitted assigns. Nothing in this Award Agreement, express or implied, is intended to confer on any person other than the Company and the Participant, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Award Agreement.
     16. Choice of Law. This Award Agreement, and all claims or causes of action or other matters that may be based upon, arise out of or relate to this Award Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, excluding any conflict or choice of law rule or principle that might otherwise refer construction or interpretation thereof to the substantive laws of another jurisdiction.
     17. Option Subject to Plan. By entering into this Award Agreement the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. The Option is subject to the Plan. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

     18. Signature in Counterparts. This Award Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
* * *
          IN WITNESS WHEREOF, the parties hereto have executed this Award Agreement.

THERMADYNE TECHNOLOGIES HOLDINGS, INC.

By:
Name:
Title:

AGREED AND ACKNOWLEDGED as of the date first above written:

[Name of Optionee]

EXHIBIT A
NOTICE OF EXERCISE
Thermadyne Technologies Holdings, Inc.
16052 Swingley Ridge Road
Suite 300
Chesterfield, MO 63017

Attention: Nick H. Varsam	Date of Exercise:

Ladies & Gentlemen:
     1. Exercise of Option. This constitutes notice to Thermadyne Technologies Holdings, Inc. (formerly known as Razor Holdco Inc.), a Delaware corporation (the “Company”) that pursuant to my Nonqualified Stock Option Award Agreement, dated December __, 2010 (the “Award Agreement”), granted pursuant to the Plan, I elect to purchase the number of Shares set forth below and for the price set forth below. Capitalized terms used and not otherwise defined herein shall have the meaning ascribed to such term in the Award Agreement. By signing and delivering this notice to the Company, I hereby acknowledge that I am the holder of the Option exercised by this notice and have full power and authority to exercise the same.

Number of Shares as to which the Option is exercised (“Optioned Shares”):

Certificates to be issued in name of:

Total exercise price:	$

Cash Exercise
Cash payment delivered
herewith:	$

     2. Form of Payment. Forms of payment other than cash or its equivalent (e.g. by cashier’s check) are limited by the Plan and are permissible only to the extent approved by the Committee, in its sole discretion.
     3. Delivery of Payment. With this notice, I hereby deliver to the Company the full purchase price of the Optioned Shares and any and all withholding taxes due in connection with the exercise of my Option.
     4. Rights as Stockholder. While the Company will endeavor to process this notice in a timely manner, I acknowledge that until the issuance of the shares underlying the Optioned Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to such shares, notwithstanding the exercise of my Option. No adjustment shall be made for a dividend or other right for which the record date is prior to the date of issuance of the Optioned Shares.

     5. Interpretation. Any dispute regarding the interpretation of this notice shall be submitted promptly by me or by the Company to the Committee. The resolution of such a dispute by the Committee shall be final and binding on all parties.
     6. Entire Agreement. The Plan and the Award Agreement under which the Optioned Shares were granted are incorporated herein by reference, and together with this notice constitute the entire agreement of the parties with respect to the subject matter hereof.

Very truly yours,

(social security number)